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                                                                 EXHIBIT (N)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 of our report dated April 29, 2011 relating to the financial statements of American General Life Insurance Company Separate Account VL-R and our report dated April 29, 2011 relating to the consolidated financial statements of American General Life Insurance Company, which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 29, 2011